Exhibit 10.29
ASSIGNMENT SEPARATE FROM CERTIFICATE
Primo Water Corporation, a Delaware corporation (“Assignor”), by way of dividend pursuant to Section 170 of the Delaware General Corporation Law, does hereby assign and transfer unto those persons listed on Schedule A attached hereto (collectively, the “Assignees”), the number set opposite their respective names of the shares of Common stock, par value $0.0001 per share (the “Shares”), of Prima Bottled Water, Inc., a North Carolina corporation (the “Corporation”), standing in Assignor’s name on the books of the Corporation, represented by Certificate Number 1 herewith, and does hereby appoint any officer of the Corporation attorney to transfer said Shares on the books of the Corporation with full power of substitution in the premises.
Assignor does hereby represent and warrant unto, and covenant with, Assignees, their successors and assigns, as follows:
     (a) As of the execution date hereof, Assignor is the legal owner, beneficial owner, and owner of record of the Shares.
     (b) Assignor has good and valid title to the Shares, free and clear of all liens, encumbrances, charges, agreements, warrants, options, claims, rights and interests of all others whomsoever and subject to no restrictions; provided, however, that the Shares are subject to the provisions of the Bylaws of the Corporation (the “Bylaws”), which contain among their provisions certain restrictions on transfer of the Shares.
     (c) Assignor has full right, power and authority: (i) to execute and deliver this Assignment; (ii) to perform Assignor’s obligations under this Assignment; and (iii) to transfer, assign and deliver to Assignees (as their interest may appear) full title to the Shares pursuant to this Assignment and neither the execution of nor the delivery of this Assignment will constitute a breach or default under any agreement, indenture, trust or other obligation to which Assignor is a party or otherwise bound.
     (d) Upon the delivery of this Assignment to Assignees, Assignees (as their interests may appear) will acquire good and valid title to the Shares and will be the full, absolute, legal and beneficial owner of the Shares, free and clear of all liens, encumbrances, charges, agreements, warrants, options, claims, rights and interests of all others whomsoever and subject to no restrictions, other than pursuant to the Bylaws.
     (e) Assignor understands the meaning and legal consequences of all representations, warranties and covenants contained herein. Assignor acknowledges that the Corporation is a third party beneficiary of the representations, warranties, and covenants of Assignor contained herein. Assignor hereby agrees to indemnify and hold harmless Assignees and the Corporation from any and all damages, liability, losses, costs and expenses (including reasonable attorneys’ fees) which Assignees or the Corporation may incur by reason of Assignor’s failure to fulfill any of the terms and conditions contained herein or by reason of Assignor’s breach of any of the representations, warranties and covenants contained herein.
[Signature Page Follows]

IN WITNESS WHEREOF, Assignor has executed this Assignment Separate from Certificate under seal effective as of December 31, 2009, at 11:59:59 p.m., Raleigh, North Carolina time.

ASSIGNOR: PRIMO WATER CORPORATION (SEAL)
By:	/s/ Billy D. Prim
Billy D. Prim
President
Signature Page to Assignment Separate from Certificate